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                                                                   Exhibit 3(ii)

                       ACTION BY UNANIMOUS WRITTEN CONSENT
                               OF THE DIRECTORS OF
                            CECO ENVIRONMENTAL CORP.

         The undersigned, being all of the Directors of CECO ENVIRONMENTAL CORP., a New York corporation (the "Corporation"), pursuant to the provisions of
Section 708 of the Business Corporation Law of the State of New York, do hereby consent, in lieu of meeting, to the adoption of the following resolutions:

                  RESOLVED, that effective February 22, 1998, the second sentence of Article II, Section 4, of the Bylaws of the Corporation be, and hereby is, amended in accordance with the amendment to the New York Business Corporation Law to read as follows:

                  "Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action."

                  FURTHER RESOLVED, that effective February 22, 1998, the seventh sentence of the fourth paragraph of Article II, Section 5, entitled "Notice or Actual or Constructive Waiver of Notice," of the Bylaws of the Corporation be, and hereby is, amended in accordance with the amendment to the New York Business Corporation Law to read as follows:

                  "A copy of the notice of any meeting shall be given, personally or by first class mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, to each shareholder at his record address or at such other address which he may have furnished by notice in writing to the Secretary of the corporation."

                  FURTHER RESOLVED, that the appropriate officers of the Corporation be, and hereby are, authorized and directed to execute any and all documents and to take any other actions which they deem necessary to effectuate the foregoing resolutions.

Dated: February 18, 1998

/s/Phillip DeZwirek                                /Jason DeZwirek
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Phillip DeZwirek                                    Jason DeZwirek

/Josephine Grivas/
---------------------------
Josephine Grivas

             BEING ALL OF THE DIRECTORS OF CECO ENVIRONMENTAL CORP.